Registration No. 333-_________
As filed with the Securities and Exchange Commission on SEPTEMBER 8, 2003
                                                        =================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                                  INSYNQ, INC.
             (Exact name of registrant as specified in its charter)
        NEVADA                                                 22-3894506
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                         1127 BROADWAY PLAZA, SUITE 202
                                TACOMA, WA 98402
                    (Address of principal executive offices)

             2002 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION,
                       STOCK WARRANT AND STOCK AWARD PLAN
                            (Full title of the plan)

           John P. Gorst                                Copy to:
      Chief Executive Officer
    1127 Broadway Plaza, Suite 202                 Russell T. Alba, Esquire
            Tacoma, WA 98402                           Foley & Lardner
             (253) 284-2000                   100 North Tampa Street, Suite 2700
   (Name, address and telephone number,              Tampa, Florida 33602
including area code, of agent for service)             (813) 229-2300
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------- ------------------------ ----------------------- -------------------
                          PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE       OFFERING PRICE PER       AGGREGATE OFFERING        AMOUNT OF
     BE REGISTERED            REGISTERED               SHARE                 PRICE (1)           REGISTRATION FEE
Common Stock,
$.001 par value             10,000,000 (2)              $.018                 $180,000                $14.56

------------------------- ------------------- ------------------------ ----------------------- -------------------

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of September 2, 2003, a date within five business days prior to the filing of this registration statement.

(2) These 10,000,000 shares represent additional shares for issuance under the Registrant's 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan, originally the subject of the Registrant's Form S-8 registration statement filed on October 8, 2002, bearing SEC File No. 333-100413.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

                  Insynq, Inc. (the "Registrant") has previously registered 16,000,000 shares of its Common Stock, par value $.001 per share, for issuance under its 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"). The registration of such shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 8, 2002, bearing the file number 333-100413 (the "Earlier Registration Statement"). This Registration Statement is being filed to register an additional 10,000,000 securities of the same class as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.           EXHIBITS.



         EXHIBIT NO.                                             EXHIBIT

(4.1) 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and ----- Stock Award Plan*

(5)    Opinion of Foley & Lardner
----

(23.1) Consent of Weinberg and Company, P.A., Certified Public Accountants
-----

(23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)
-----

(24)   Power of Attorney relating to subsequent amendments (included on the
----   signature page to this Registration Statement)



* Previously filed.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, and State of Washington, on this 8th day of September, 2003.

                                        INSYNQ, INC.


                                        BY:
                                            JOHN GORST
                                            CHIEF EXECUTIVE OFFICER




                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Gorst his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

       Signature                              Title                  Date

                              Chief Executive Officer
/s/ John P. Gorst            (Principal Executive Officer)
--------------------------    and Director
John P. Gorst                                                  September 8, 2003


                             Chief Administrative  Officer,
                             Secretary and Treasurer,
                             Principal Accounting Officer,
                             Principal Financial Officer
/s/ M. Carroll Benton        and Director
-------------------------
M. Carroll Benton                                              September 8, 2003


/s/ David D. Selmon          Director
------------------------
David D. Selmon                                                September 8, 2003

                                  EXHIBIT INDEX



                                  INSYNQ, INC.


             2002 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION,

                       STOCK WARRANT AND STOCK AWARD PLAN


       EXHIBIT NO.                                                   EXHIBIT

(4.1)   2002 Directors, Officers and Consultants Stock Option, Stock Warrant and
-----   Stock Award Plan*

(5)     Opinion of Foley & Lardner
----

(23.1)  Consent of Weinberg and Company, P.A., Certified Public Accountants
-----

(23.2)  Consent of Foley & Lardner (contained in Exhibit 5 hereto)
-----

(24)    Power of Attorney relating to subsequent amendments (included on the
----    signature page to this Registration Statement)

[GRAPHIC OMITTED]




                                                                      EXHIBIT 5




                                             FOLEY & LARDNER
                                             100 North Tampa Street, Suite 2700
                                             Tampa, Florida  33602-5810
                                             P.O. Box 3391
             September 8, 2003               Tampa, Florida  33601-3391
                                             813.229.2300 TEL
                                             813.221.4210  FAX
                                             www.foleylardner.com

                                             WRITER'S DIRECT LINE
                                             813.225.4135
                                             ralba@foleylaw.com Email

                                             CLIENT/MATTER NUMBER
                                             999100-0100
Insynq, Inc.
1127 Broadway Plaza, Suite 202
Tacoma, WA 98402

Re: Amendment No. 1 to the Form S-8 Registration Statement Relating to Insynq, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan

Ladies & Gentlemen:

                  We have acted as counsel for Insynq, Inc., a Nevada corporation (the "Company"), in connection with the preparation of Amendment No. 1 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the increase in the number of shares authorized under the plan from 16,000,000 to 26,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued pursuant to the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The additional 10,000,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

                  Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and nonassessable.

                  We have, with your permission, assumed that the provisions of the Nevada Revised Statutes are substantially the same as the Florida Business Corporation Act with respect to the subject matter of this opinion. We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

r
--------------------------------------------------------------------------------
BRUSSELS    DETROIT          MILWAUKEE     SAN DIEGO           TAMPA
CHICAGO     JACKSONVILLE     ORLANDO       SAN DIEGO/DEL MAR   TOKYO
DENVER      LOS ANGELES      SACRAMENTO    SAN FRANCISCO       WASHINGTON, D.C.
            MADISON                        TALLAHASSEE         WEST PALM BEACH
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]


Insynq, Inc.
September 8, 2003
Page 2


                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.








                              FOLEY & LARDNER



                              By:  /s/
                                   ------------------------------------------
                                  Russell T. Alba


RTA/mtv

                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO: Insynq, Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Amendment No.1 to Form S-8 of our report dated
September 6, 2002, relating to the financial statements of Insynq, Inc. appearing in the Insynq, Inc. Annual Report on Form 10-KSB for the fiscal years ended May 31, 2002 and 2001, filed with the Securities and Exchange Commission on September 23, 2002.






/s/ Weinberg & Company P.A.
Weinberg & Company P.A.
Certified Public Accountants


Boca Raton, Florida
September 8, 2003